EXHIBIT 10.130

SIXTH AMENDMENT TO RETIREMENT PLAN

The Retirement Plan adopted by Dollar Thrifty Automotive Group, Inc. (“DTAG”) on December 5, 1998, as amended by (i) First Amendment to Retirement Plan adopted by DTAG on September 23, 1999, (ii) Second Amendment to Retirement Plan adopted by DTAG on January 14, 2000, (iii) Adoption, Consent and Third Amendment to Retirement Plan adopted by DTAG on July 1, 2000, (iv) Fourth Amendment to Retirement Plan adopted by DTAG on December 2, 2004, and (v) Fifth Amendment to Retirement Plan adopted by DTAG on December 1, 2005, effective as of January 1, 2005 (collectively, the “Plan”) is hereby amended on February 1, 2007 as follows:

1.         The definition of “Change in Control” contained in Section 1.6 of the Plan is hereby amended as follows:

(a)          By amending subparagraph (a) by deleting the phrase “less than a majority of” after the word “reorganization” in its entirety and replacing it with the phrase “60% or less of”.

(b)          By amending subparagraph (b) by deleting the phrase “less than a majority of” after the word “transfer” in its entirety and replacing it with the phrase “60% or less of”.

This Sixth Amendment was approved by the Human Resources and Compensation Committee of the Board of Directors of DTAG at its meeting held on February 1, 2007.